Exhibit 99.1

[US CONCRETE LOGO APPEARS HERE]	NEWS RELEASE

FOR IMMEDIATE RELEASE	Contacts:	Michael W. Harlan, COO/CFO
U.S. Concrete, Inc.
713-499-6200

Jack Lascar / jlascar@drg-e.com
Lisa Elliott / lelliott@drg-e.com
DRG&E / 713-529-6600

U.S. CONCRETE REPORTS THIRD QUARTER 2003 RESULTS

NOVEMBER 13, 2003 – HOUSTON, TEXAS – U.S. Concrete, Inc. (NASDAQ: RMIX) today reported results for the three and nine months ended September 30, 2003.

Revenues in the third quarter of 2003 were $140.9 million compared to $144.1 million in the third quarter of 2002. Net income for the third quarter of 2003 was $6.2 million, or $0.22 per diluted share on 28.3 million shares, compared to net income of $6.7 million, or $0.25 per diluted share on 26.9 million shares, for the same period last year. Net income in the third quarter of 2003 was negatively impacted by a $1.1 million ($0.7 million after-tax) adjustment to cost of goods sold for an inventory overstatement, as more fully discussed below. Excluding this adjustment of $1.1 million ($0.7 million after-tax), non-GAAP adjusted net income was $6.9 million, or $0.25 per diluted share, for the third quarter of 2003, which is in line with the guidance provided by the Company on August 12, 2003.

“In spite of the overall sluggish economy and anemic commercial construction markets, third quarter revenues were only 2.2 percent below last year’s third quarter revenues,” stated Eugene Martineau, Chief Executive Officer. “This compares favorably to the 18.9 percent decline in revenues we experienced in this year’s first quarter compared to last year’s first quarter and the 11.1 percent decline we experienced in this year’s second quarter compared to last year’s second quarter. Overall, we are encouraged by the relative price stability we are maintaining across many of our markets. In addition, we have been successful in our cost reduction programs as reflected in our SG&A expense, which declined to 7.6 percent of revenues in the third quarter of 2003 as compared to 8.4 percent of revenues in the same period last year.”

For the nine months ended September 30, 2003, revenues were $350.6 million compared to revenues of $389.1 million for the first nine months of 2002. Net income for the first nine months of 2003 was $5.8 million, or $0.21 per diluted share, compared to net income, before cumulative effect of accounting change, of $12.7 million, or $0.47 per diluted share, during the same period last year. The cumulative effect of the adoption of SFAS No. 142 regarding goodwill impairment reduced net income by $24.3 million, or $0.90 per diluted share, for the first nine months of 2002. Excluding the inventory adjustment of $1.1 million ($0.7 million after-tax), non-GAAP adjusted net income was $6.4 million, or $0.23 per diluted share, for the first nine months of 2003.

The Company has amended its bank credit agreement and its note agreement covering $95 million of senior subordinated notes, effective October 15, 2003. These amendments reduce the commitments under the bank credit agreement from $200 million to $100 million and amend certain financial covenants. The Company is continuing to pursue a replacement for its bank credit agreement, which matures in May 2004. The Company will record a write-off of deferred financing costs of approximately $0.4 million in connection with the reduction in commitments of its bank credit agreement during the fourth quarter of 2003.

INVENTORY ADJUSTMENT

During the third quarter of 2003, the Company identified an overstatement of inventory at one of its subsidiaries in its Atlantic region. As a result, the Company has reduced inventory by $2.5 million to account for this overstatement in the third quarter of 2003. Since the impact to the 2001 and 2002 annual financial statements was not material, the Company recorded an expense of $1.1 million ($0.7 million after-tax) in the third quarter of 2003 as an increase to cost of goods sold. The remaining balance of the overstatement, which relates to the acquisition date of this subsidiary, has been recorded as an adjustment to the Company’s balance sheet. The cost of goods sold, properly reflected in the respective prior periods, would have decreased annual net income for 2001 by $0.2 million, or $0.01 per diluted share, and increased the net loss for 2002 by $0.5 million, or $0.02 per diluted share, respectively.

Following the completion of the Company’s internal investigation, a review was conducted by outside legal counsel, under the direction of the Company’s Audit Committee. Our internal investigation, supported by this review, determined that certain accounting policies and procedures were not followed at this subsidiary. As a result, the Company has increased its inventory controls and accounting oversight at this subsidiary, taken appropriate personnel actions and is in the process of modifying the lines of reporting for its subsidiary controllers to enhance its internal controls.

The Company estimates that it will record an expense of approximately $0.4 million in connection with the internal investigation and outside legal review of this matter during the fourth quarter of 2003.

OUTLOOK

The statements in the following paragraph are based on current expectations. These statements are forward-looking, and actual results may differ materially.

U.S. Concrete expects revenues for the fourth quarter of 2003 in the range of $115 million to $125 million and net income per diluted share in the range of $0.13 to $0.17. For the full year 2003, U.S. Concrete now expects revenues in the range of $465 million to $475 million and net income per diluted share in the range of $0.34 to $0.38. This revised guidance assumes seasonally normal weather conditions and includes the following non-recurring items that total approximately $1.9 million during 2003:

•	write-off overstated inventory by $1.1 million in the third quarter of 2003;

•	expense estimated costs associated with the investigation of the inventory overstatement of approximately $0.4 million in the fourth quarter of 2003; and

•	write-off deferred financing costs associated with the amendment of our bank credit agreement of approximately $0.4 million in the fourth quarter of 2003.

CONFERENCE CALL

U.S. Concrete has scheduled a conference call for Thursday, November 13, 2003, at 10:30 a.m. Eastern Time to review its third quarter 2003 results. To participate in the call, dial 303-262-2140 at least ten minutes before the conference call begins and ask for the U.S. Concrete conference call. A replay of the conference call will be available through Thursday, November 20, 2003. To access the replay, dial 303-590-3000 using the pass code 558999.

Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by accessing www.us-concrete.com. To listen to the live call on the web, please visit the website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live web cast, an archive will be available shortly after the call on the Company’s website at www.us-concrete.com within the investor relations section of the site.

U.S. Concrete, Inc. provides ready-mixed concrete and related concrete products and services to the construction industry in several major markets in the United States. The Company has 91 fixed and nine portable ready-mixed concrete plants, eight pre-cast concrete plants, three concrete block plants and one aggregates quarry. During 2002, these facilities produced 5.4 million cubic yards of ready-mixed concrete, 7.1 million eight-inch equivalent block units and 1.2 million tons of aggregates. For more information on U.S. Concrete visit http://www.us-concrete.com.

This press release contains various forward-looking statements and information that are based on management’s belief as well as assumptions made by and information currently available to management. Forward-looking information includes statements regarding expected revenues and earnings per share for the fourth quarter of 2003 and the full year 2003 and replacement of U.S. Concrete’s senior credit agreement. Although U.S. Concrete believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions including, among other matters: general and regional economic conditions; future growth in the construction industry; the ability of U.S. Concrete to complete acquisitions and to effectively integrate the operations of acquired companies; access to sufficient capital to fund U.S. Concrete’s desired growth; development of adequate management infrastructure; departure of key personnel; access to labor; union disruption; competitive factors; government regulations; exposure to environmental liabilities; the cyclical and seasonal nature of U.S. Concrete’s business; adverse weather; and general risks related to the industry and markets in which U.S. Concrete operates. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. These risks, as well as others, are discussed in greater detail in U.S. Concrete’s filings with the Securities and Exchange Commission, including U.S. Concrete’s Annual Report on Form 10-K for the year ended December 31, 2002, and the Company’s subsequent Quarterly Reports on Form 10-Q.

(Tables to Follow)

U.S. CONCRETE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended September 30		Nine Months Ended September 30
	2003	2002	2003	2002
	(unaudited)		(unaudited)
Sales	$140,885	$144,061	$350,562	$389,148
Cost of goods sold	112,674	113,585	288,653	311,075

Gross profit	28,211	30,476	61,909	78,073
Selling, general and administrative expenses	10,689	12,172	31,619	35,910
Depreciation, depletion and amortization	3,278	2,680	9,016	7,947

Income from operations	14,244	15,624	21,274	34,216
Interest expense, net	4,128	4,337	12,407	13,040
Other income, net	314	82	718	389

Income before income taxes and cumulative effect of accounting change	10,430	11,369	9,585	21,565
Income tax provision	4,186	4,662	3,834	8,842

Net income before cumulative effect of accounting change	6,244	6,707	5,751	12,723
Cumulative effect of accounting change, net of tax of $12,297	—	—	—	(24,328)

Net income (loss)	$6,244	$6,707	$5,751	$(11,605)

Basic and diluted net income per share before cumulative effect of accounting change	$0.22	$0.25	$0.21	$0.47
Cumulative effect of accounting change	—	—	—	(0.90)

Basic and diluted net income (loss) per share	$0.22	$0.25	$0.21	$(0.43)

Basic common shares outstanding	28,172	26,896	27,947	26,799

Diluted common shares outstanding	28,265	26,896	28,002	26,814

U.S. CONCRETE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2003	December 31, 2002
	(unaudited)	(derived from audited financial statements)
ASSETS
Current assets:
Cash and cash equivalents	$5,586	$4,685
Trade accounts receivable, net	79,935	59,224
Inventories, net	18,131	21,044
Deferred income taxes	3,209	4,188
Prepaid expenses and other current assets	9,481	9,715

Total current assets	116,342	98,856

Property, plant and equipment, net	120,472	117,199
Goodwill, net	165,233	157,364
Other assets	4,187	4,943

Total assets	$406,234	$378,362

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$67,039	$56
Accounts payable and accrued liabilities	63,654	51,742

Total current liabilities	130,693	51,798

Long-term debt, net of current maturities	95,000	161,752
Other long-term liabilities	844	466
Deferred income taxes	7,094	2,501

Total liabilities	233,631	216,517

Commitments and contingencies
Stockholders’ equity:
Common stock	29	27
Additional paid-in capital	164,033	157,276
Retained earnings	10,293	4,542
Unearned deferred compensation	(1,752)	—

Total stockholders’ equity	172,603	161,845

Total liabilities and stockholders’ equity	$406,234	$378,362

U.S. CONCRETE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended September 30
	2003	2002
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$5,751	$(11,605)
Adjustments to reconcile net loss to net cash provided by operating activities:
Cumulative effect of accounting change	—	24,328
Depreciation, depletion and amortization	9,016	7,947
Provision for doubtful accounts	680	1,553
Provision to write down inventories	1,137	—
Debt issuance cost amortization	1,142	1,015
Net (gain) loss on sale of property, plant and equipment	(26)	15
Deferred income taxes	5,141	3,336
Stock-based compensation	88	—
Changes in operating assets and liabilities, net of acquisitions	(9,260)	(7,212)

Net cash provided by operating activities	13,669	19,377

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment, net of disposals of $2,401 and $851	(6,878)	(12,379)
Payments for acquisitions, net of cash received of $1,081 and $0	(5,814)	(17,064)
Other investing activities	(581)	(2,192)

Net cash used in investing activities	(13,273)	(31,635)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings	257	9,359
Repayments of borrowings	(26)	(37)
Proceeds from issuances of common stock	658	676
Debt issuance costs	(366)	(168)
Stock issuance costs	(18)	—

Net cash provided by financing activities	505	9,830

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	901	(2,428)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	4,685	7,127

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$5,586	$4,699

U.S. CONCRETE, INC. AND SUBSIDIARIES

ADDITIONAL STATISTICS

(In thousands, unless otherwise noted; unaudited)

We report our financial results in accordance with generally accepted accounting principles (“GAAP”). However, our management believes that certain non-GAAP performance measures and ratios, which our management uses in managing our business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior operating periods. See the table below for (1) presentations of our EBITDA for the three- and nine-months ended September 30, 2003, EBITDA margin for the three- and nine-months ended September 30, 2003 and Free Cash Flow for the three- and nine-months ended September 30, 2003 and (2) corresponding reconciliations to GAAP financial measures for the three- and nine-months ended September 30, 2003. We have also included in the table below our Same Plant Sales for the three- and nine-months ended September 30, 2003, and Same Plant Sales Variance Breakdown for the three- and nine-months ended September 30, 2003, as compared to the prior year period. Additionally, we have included certain Ready-Mixed Concrete Statistics for the three- and nine months ended September 30, 2003.

We define Same Plant Sales as our historical sales adjusted to reflect the assumption that all acquisitions occurred on January 1 of the prior year. We have included Same Plant Sales as a supplemental disclosure because our management believes that it provides a useful measurement of internal growth of our operations.

We define EBITDA as net income (loss) plus the provision (benefit) for income taxes, net interest expense and noncash impairments, depreciation, depletion and amortization. We define EBITDA margin as the amount determined by dividing EBITDA by total sales. We have included EBITDA and EBITDA margin in the accompanying tables because they are widely used by investors for valuation and comparing our financial performance with the performance of other building material companies. We also use EBITDA to monitor and compare the financial performance of our operations. EBITDA does not give effect to the cash we must use to service our debt or pay our income taxes and thus does not reflect the funds actually available for capital expenditures. In addition, our presentation of EBITDA may not be comparable to similarly titled measures other companies report.

We define Free Cash Flow as cash provided by operations less capital expenditures for property, plant and equipment, net of disposals. We consider Free Cash Flow to be an important indicator of our ability to service our debt and generate cash for acquisitions and other strategic investments.

Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported operating results or cash flow from operations or any other measure of performance prepared in accordance with GAAP.

	Three Months Ended September 30, 2003	Nine Months Ended September 30, 2003
Same Plant Sales (in millions)	$140.9	$350.9
Ready-Mixed Concrete Statistics based on Same Plant Sales:
Average price per cubic yards (in dollars)	$72.97	$73.12
Volume in cubic yards (in millions)	1.49	3.72
Same Plant Sales Variance Breakdown from comparable period in prior year:
Ready-mixed concrete volume	(5.8)%	(11.0)%
Ready-mixed concrete average price	0.7%	(0.2)%
Other concrete-related product sales	(0.2)%	(1.0)%

Same plant sales	(5.3)%	(12.2)%

Same plant sales excluding sales from certain terminated services in the North Texas market	(2.8)%	(9.6)%

EBITDA reconciliation:
Net income	$6,244	$5,751
Income tax provision	4,186	3,834
Interest expense, net	4,128	12,407
Depreciation, depletion and amortization	3,278	9,016

EBITDA	$17,836	$31,008

EBITDA margin	12.7%	8.8%
Free Cash Flow reconciliation:
Net cash provided by operations	$6,233	$13,669
Less capital expenditures, net of disposals of $170 and $2,401	(2,548)	(6,878)

Free Cash Flow	$3,685	$6,791

U.S. CONCRETE, INC. AND SUBSIDIARIES

UNAUDITED NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(A Non-GAAP Financial Measure)

(In thousands, except per share amounts)

Use of Non-GAAP Financial Measures

We have provided non-GAAP adjusted earnings per share information for the three- and nine- months ended September 30, 2003 in this news release in addition to providing financial results in accordance with GAAP. This information reflects, on a non-GAAP adjusted basis, our net income and earnings per diluted share after excluding the effects of the $1.1 million adjustment to our cost of goods sold resulting from the overstatement of inventory discussed in this news release. This non-GAAP financial information is provided to enhance the user’s overall understanding of the Company’s current financial performance. Specifically, we believe the non-GAAP adjusted results provide useful information to both management and investors by excluding an expense item that we believe is not indicative of our core operating results. The non-GAAP financial information should be considered in addition to, not as a substitute for or as being superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of this non-GAAP information to our actual results for each of the periods presented is as follows:

	Three Months Ended September 30, 2003
	GAAP Results	NON-GAAP ADJUSTMENTS	NON-GAAP Adjusted Results
Sales	$140,885	$—	$140,885
Cost of goods sold	112,674	(1,137)	111,537

Gross profit	28,211	1,137	29,348
Selling, general and administrative expenses	10,689	—	10,689
Depreciation, depletion and amortization	3,278	—	3,278

Income from operations	14,244	1,137	15,381
Interest expense, net	4,128	—	4,128
Other income, net	314	—	314

Income before income taxes and cumulative effect of accounting change	10,430	1,137	11,567
Income tax provision	4,186	455	4,641

Net income	$6,244	$682	$6,926

Diluted net income per share	$0.22		$0.25

Diluted common shares outstanding	28,265		28,265

	Nine Months Ended September 30, 2003
	GAAP Results	NON-GAAP ADJUSTMENTS	NON-GAAP Adjusted Results
Sales	$350,562	$—	$350,562
Cost of goods sold	288,653	(1,137)	287,516

Gross profit	61,909	1,137	63,046
Selling, general and administrative expenses	31,619	—	31,619
Depreciation, depletion and amortization	9,016	—	9,016

Income from operations	21,274	1,137	22,411
Interest expense, net	12,407	—	12,407
Other income, net	718	—	718

Income before income taxes and cumulative effect of accounting change	9,585	1,137	10,722
Income tax provision	3,834	455	4,289

Net income	$5,751	$682	$6,433

Diluted net income per share	$0.21		$0.23

Diluted common shares outstanding	28,002		28,002